UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐  Preliminary Proxy Statement
☐  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑  Definitive Proxy Statement
☐  Definitive Additional Materials
☐  Soliciting Material Pursuant to §240.14a-12

CYNOSURE, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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(2)	Form, Schedule or Registration Statement No.:

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April 14, 2006

Dear Stockholders:

You are cordially invited to attend the 2006 Annual Meeting of Stockholders of Cynosure, Inc., to be held at the at the offices of Wilmer Cutler Pickering Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109 on Wednesday, May 17, 2006 at 10:00 a.m.

Details of the business to be conducted at the Annual Meeting are given in the attached Notice of Annual Meeting and Proxy Statement.

Whether or not you plan to attend the Annual Meeting, please sign, date and return the enclosed proxy card promptly in the accompanying reply envelope, or follow the instructions for voting by phone or via the Internet, if applicable. If you decide to attend the Annual Meeting and wish to change your proxy vote, you may do so at the Annual Meeting.

The Proxy Statement and the accompanying form of proxy are first being mailed to the Stockholders of Cynosure, Inc. entitled to vote at the Annual Meeting on or about April 14, 2006.

We look forward to seeing you at the Annual Meeting.

Sincerely,

Michael R. Davin
President, Chief Executive Officer and
Chairman of the Board of Directors

YOUR VOTE IS IMPORTANT

In order to assure your representation at the Annual Meeting, you are requested to complete, sign and date the enclosed proxy as promptly as possible and return it in the enclosed envelope (to which no postage need be affixed if mailed in the United States), or follow the instructions for voting by phone or via the internet, if applicable.

CYNOSURE, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

CYNOSURE WILL HOLD ITS

ANNUAL MEETING OF STOCKHOLDERS

on Wednesday, May 17, 2006

at 10:00 a.m.,
at the offices of Wilmer Cutler Pickering Hale and Dorr LLP
60 State Street
Boston, Massachusetts 02109

AGENDA FOR THE ANNUAL MEETING:

1. Elect one classified director for the next three years (to be voted on by all stockholders);

2. Elect four class B directors for the next year (to be voted on by the holders of class B common stock only);

3. Ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2006 (to be voted on by all stockholders); and

4. Transact other business, if any, that may properly come before the Annual Meeting or any adjournment of the meeting.

Stockholders of record at the close of business on Wednesday, April 5, 2006 are entitled to receive this notice of our Annual Meeting and to vote at the Annual Meeting and at any adjournments of the meeting.

Included with this Notice and Proxy Statement is a copy of our Annual Report to Stockholders for the year ended December 31, 2005, which contains our consolidated financial statements and other information of interest to our stockholders.

By Order of the Board of Directors,

Michael R. Davin
President, Chief Executive Officer and
Chairman of the Board of Directors

April 14, 2006

YOUR VOTE IS IMPORTANT

In order to assure your representation at the Annual Meeting, you are requested to complete, sign and date the enclosed proxy as promptly as possible and return it in the enclosed envelope (to which no postage need be affixed if mailed in the United States), or follow the instructions for voting by phone or via the internet, if applicable.

CYNOSURE, INC.
5 Carlisle Road
Westford, MA 01886

PROXY STATEMENT

For our Annual Meeting of Stockholders to be held on May 17, 2006

Cynosure, Inc., a Delaware corporation (often referred to as “we” or “us” in this document), is sending you this proxy statement in connection with the solicitation of proxies by our board of directors for use at our Annual Meeting of Stockholders, which will be held on Wednesday, May 17, 2006 at 10:00 a.m. at the offices of Wilmer Cutler Pickering Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109. If the Annual Meeting is adjourned for any reason, then the proxies may be used at any adjournments of the Annual Meeting.

We are first sending the Notice of Meeting, this proxy statement, the enclosed proxy card and our Annual Report to Stockholders for the year ended December 31, 2005 to our stockholders on or about April 14, 2006.

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

What is the purpose of the Annual Meeting?

At the Annual Meeting, stockholders will consider and vote on the following matters:

1. The election of one classified director for the next three years;

2. The election of four class B directors for the next year;

3. The ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2006; and

4. The transaction of other business, if any, that may properly come before the Annual Meeting or any adjournment of the meeting.

What is the difference between class A and class B common stock?

We have a dual class capital structure composed of class A common stock and class B common stock. Except as described below, the holders of class A common stock and class B common stock have identical rights and are entitled to one vote per share with respect to each matter presented to our stockholders on which the holders of common stock are entitled to vote. Until El.En. S.p.A., which held a majority of our shares prior to our December 2005 initial public offering and which currently owns approximately 35% of the aggregate number of our class A and class B common stock outstanding, beneficially owns less than 20% of the aggregate number of shares of our class A common stock and class B common stock outstanding, or less than 50% of the number of shares of our class B common stock outstanding, the holders of shares of our class B common stock will have the right, voting separately, to:

•	elect a majority of our board of directors (currently four of our seven directors, who are referred to as our class B directors);

•	approve amendments to our bylaws adopted by our class A and class B stockholders, voting as a single class; and

•	approve amendments to any provision of our certificate of incorporation relating to the rights of holders of common stock, the powers, election and classification of the board of directors, corporate opportunities and the rights of holders of class A common stock and class B common stock to elect and remove directors, act by written consent and call special meetings of stockholders.

As a result of our dual class capital structure, at the Annual Meeting

•	holders of class A common stock and holders of class B common stock, voting together as a single class, will elect one classified director;

•	holders of class B common stock, voting alone as a class, will elect four class B directors; and

•	holders of class A common stock and holders of class B common stock, voting together as a single class, will vote on the proposal to ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for 2006.

Who can vote?

All stockholders of record at the close of business on April 5, 2006, the record date, are entitled to vote at the Annual Meeting.

What shares will be entitled to vote at the Annual Meeting?

Our voting securities consist of our class A common stock, of which 5,893,727 shares were outstanding on the record date, and our class B common stock, of which 5,141,817 shares were outstanding on the record date. We refer to our class A common stock and our class B common stock, collectively, as our common stock. Each share outstanding on the record date is entitled to one vote, except that:

•	holders of our class A common stock and holders of our class B common stock vote together as a single class for the director who has been nominated by our nominating and corporate governance committee to be elected as our class I classified director, and

•	holders of our class B common stock vote as a separate class for the directors who have been nominated by our nominating and corporate governance committee to be elected as our class B directors.

How many votes do I have?

Each share of our class A common stock or class B common stock that you owned on the record date entitles you to one vote on each matter that is voted on.

Is my vote important?

Your vote is important regardless of how many shares you own. Please take the time to read the instructions below and vote. Choose the method of voting that is easiest and most convenient for you and please cast your vote as soon as possible.

How do I vote?

You may vote in any of the following ways:

1. You may vote by mail.  To vote by mail, you need to complete, date and sign the proxy card that accompanies this proxy statement and promptly mail it in the enclosed postage-prepaid envelope. You do not need to put a stamp on the enclosed envelope if you mail it in the United States. The persons named in the proxy card will vote the shares you own in accordance with your instructions on the proxy card you return. If you return the proxy card, but do not give any instructions on a particular matter described in this proxy statement, the persons named in the proxy card will vote the shares you own in accordance with the recommendations of our board of directors. Our board of directors recommends that you vote FOR each of the nominees for class I classified director and class B directors listed below, and FOR the proposal to ratify the selection of our independent registered public accounting firm.

2. You may vote over the Internet.  If you have Internet access, you may vote your shares from any location in the world by following the “Vote-by-Internet” instructions set forth on the enclosed proxy card.

3. You may vote by telephone.  You may vote your shares by following the “Vote-by-Telephone” instructions set forth on the enclosed proxy card.

4. You may vote in person.  If you attend the Annual Meeting, you may vote by delivering your completed proxy card in person or you may vote by completing a ballot at the meeting. Ballots will be available at the meeting.

Can I change my vote after I have voted my shares?

Yes. You can change your vote and revoke your proxy at any time before the polls close at the Annual Meeting by doing any of the following:

•	signing another proxy card with a later date, or casting a new vote over the Internet or by telephone;

•	giving our corporate secretary a written notice before or at the meeting that you want to revoke your proxy; or

•	voting in person at the meeting.

Your attendance at the meeting alone will not revoke your proxy.

Can I vote if my shares are held in “street name”?

If the shares you own are held in “street name” by a bank or brokerage firm, your bank or brokerage firm, as the record holder of your shares, is required to vote your shares according to your instructions. In order to vote your shares, you will need to follow the directions your bank or brokerage firm provides you. Many banks and brokerage firms also offer the option of voting over the Internet or by telephone, instructions for which would be provided by your bank or brokerage firm on your vote instruction form. Under the rules of The Nasdaq National Market, if you do not give instructions to your bank or brokerage firm, it will still be able to vote your shares with respect to certain “discretionary” items, but will not be allowed to vote your shares with respect to certain “non-discretionary” items. In the case of non-discretionary items, the shares will be treated as “broker non-votes.” “Broker non-votes” are shares that are held in “street name” by a bank or brokerage firm that indicates on its proxy that it does not have discretionary authority to vote on a particular matter. Each of the matters expected to be considered at the Annual Meeting is a discretionary item under the Nasdaq rules, and accordingly, your bank or brokerage firm will be able to vote your shares if you do not give instructions on how to do so.

If your shares are held in street name, you must bring an account statement or letter from your brokerage firm or bank showing that you are the beneficial owner of the shares as of the record date in order to be admitted to the meeting on May 17, 2006. To be able to vote your shares held in street name at the meeting, you will need to obtain a proxy card from the holder of record.

What constitutes a quorum?

In order for business to be conducted at the meeting, a quorum must be present. For the election of our class I classified director and ratification of the selection of our independent registered public accounting firm, a quorum consists of the holders of a majority in voting power of the shares our class A and class B common stock, together, issued and outstanding and entitled to vote at the meeting, present or represented by proxy. For the election of our class B directors, a quorum consists of the holders of a majority in voting power of our class B common stock, present or represented by proxy, shall constitute a quorum. A quorum, once established at a meeting, shall not be broken by the withdrawal of enough votes to leave less than a quorum.

Shares of our common stock represented in person or by proxy (including broker non-votes and shares that abstain or do not vote with respect to one or more of the matters to be voted upon) will be counted for the purpose of determining whether a quorum exists.

If a quorum is not present, the meeting will be adjourned until a quorum is obtained.

What vote is required for each item?

Election of class I classified director.  The nominee for our class I classified director receiving a plurality of the votes cast by holders of our class A and class B common stock, voting together as a single class, at the meeting in person or by proxy, shall be elected to our board of directors as our class I classified director.

Election of class B directors.  The nominees for class B directors receiving a plurality of the votes cast by holders of our class B common stock, at the meeting in person or by proxy, shall be elected to our board of directors as class B directors.

Selection of our independent registered public accounting firm.  The favorable vote of the holders of a majority of shares of class A and class B common stock voted at the meeting, in person or by proxy, is required for approval of the selection of our independent registered public accounting firm.

How will votes be counted?

Each share of common stock will be counted as one vote, whether executed by you directly or on a ballot voted in person at the meeting. Shares will not be voted in favor of a matter, and will not be counted as voting on a particular matter, if either (1) the holder of the shares abstains from voting on the matter or (2) the shares are broker non-votes. As a result, abstentions and broker non-votes will have no effect on the outcome of voting at the meeting.

Who will count the votes?

Our transfer agent and registrar, American Stock Transfer & Trust Company, will count, tabulate and certify the votes. A representative of American Stock Transfer & Trust Company will serve as the inspector of elections at the meeting.

How does the board of directors recommend that I vote on the proposals?

Our board of directors recommends that you vote:

1. FOR the election of the class I classified director nominee listed below;

2. FOR the election of the class B director nominees listed below; and

3. FOR the ratification of the selection of our independent registered public accounting firm.

Will any other business be conducted at the Annual Meeting or will other matters be voted on?

We are not aware of any other business to be conducted or matters to be voted upon at the meeting. Under our bylaws, the deadline for stockholders to notify us of any proposals or nominations for director to be presented for action at the annual meeting is the close of business on April 24, 2006, the 10th day following the date on which notice of the date of the meeting was mailed. If any other matter properly comes before the meeting, the persons named in the proxy card that accompanies this proxy statement will exercise their judgment in deciding how to vote, or otherwise act, at the meeting with respect to that matter or proposal.

Where can I find the voting results?

We will report the voting results from the Annual Meeting in our Quarterly Report on Form 10-Q for the second quarter of 2006, which we expect to file with the Securities and Exchange Commission, or the SEC, in August 2006.

Can I recommend a candidate for Cynosure’s board of directors?

Yes. Stockholders may recommend director candidates for consideration by the nominating and corporate governance committee of our board of directors by submitting the stockholder’s name, address and number of shares of Cynosure stock held and any other information required by our bylaws, the candidate’s name, age, address and number of shares of Cynosure stock held and the candidate’s resume to our secretary at the address below. If a stockholder would like a candidate to be considered for inclusion in the proxy statement for our 2007 annual meeting, then the stockholder must follow the procedures for stockholder proposals outlined immediately below under “How and when may I submit a stockholder proposal for the 2007 annual meeting?”. You can find more detailed information on our process for selecting board members and our criteria for board nominees in the section of this proxy statement entitled “Board Committees — Nominating and Corporate Governance Committee” and in the Corporate Governance Guidelines posted in the “Corporate Governance” section of the “Investors” page of our website, www.cynosurelaser.com.

How and when may I submit a stockholder proposal for the 2007 annual meeting?

If you are interested in submitting a proposal or information about a proposed director candidate for inclusion in the proxy statement for our 2007 annual meeting, you must follow the procedures outlined in Rule 14a-8 of the Securities Exchange Act of 1934. To be eligible for inclusion, we must receive your stockholder proposal or information about your proposed director candidate at the address noted below no later than January 17, 2007.

If you wish to present a proposal or a proposed director candidate at the 2007 annual meeting of stockholders, but do not wish to have the proposal or director candidate considered for inclusion in the proxy statement and proxy card, you must also give written notice to us at the address noted below. We must receive this required notice no later than February 16, 2007, but no sooner than January 17, 2007. However, if the date of the 2007 annual meeting is held before April 27, 2007 or after July 16, 2007, then we must receive the required notice of a proposal or proposed director candidate no earlier than the 120th day prior to the 2007 annual meeting and no later than the close of business on the later of (1) the 90th day prior to the 2007 annual meeting and (2) the 10th day following the date on which notice of the date of the meeting was mailed or public disclosure was made, whichever occurs first.

Any proposals, notices or information about proposed director candidates should be sent to:

Cynosure, Inc.
5 Carlisle Road
Westford, MA 01886
Attention: Corporate Secretary

How can I communicate with Cynosure’s board of directors?

Our board of directors will give appropriate attention to written communications that are submitted by stockholders, and will respond if and as appropriate. The chairman of the nominating and corporate governance committee, with the assistance of our senior management, is primarily responsible for monitoring and responding to communications from stockholders and other interested parties and for providing copies or summaries of communications to the other directors, as he considers appropriate.

All communications are forwarded to the chairman of the nominating and corporate governance committee and to the chairman of another committee of the board of directors, if the communication was addressed to the attention of another committee of the board of directors. The chairman of the nominating and corporate governance committee, in consultation, in the case of communications to be addressed by another committee of the board of directors, with the chairman of that committee, shall decide in each case whether any particular communication should be forwarded to some or all other members of the board of directors.

Our stockholders may send communications to our board of directors by forwarding them addressed to our Corporate Secretary, our board of directors or, in the case of matters concerning accounting, internal accounting controls and auditing, our audit committee, at the above address.

Who bears the costs of soliciting these proxies?

We will bear the costs of soliciting proxies. In addition to solicitations by mail, our directors, officers and regular employees may, without additional pay, solicit proxies by telephone, facsimile, e-mail and personal interviews. We will also request brokerage houses, custodians, nominees and fiduciaries to forward copies of the proxy materials to the persons for whom they hold shares and request instructions for voting the proxies. We will reimburse the brokerage houses and other persons for their reasonable expenses in connection with this distribution.

How can I obtain a copy of Cynosure’s Annual Report on Form 10-K?

Our Annual Report on Form 10-K is available in the “SEC Filings” section of the “Investors” page of our website at www.cynosurelaser.com. Alternatively, if you would like us to send you a copy of our Annual Report on Form 10-K (without exhibits), without charge, please contact:

Cynosure, Inc.
5 Carlisle Road
Westford, MA 01886
Attention: Investor Relations
(978) 256-4200
investorrelations@cynosurelaser.com

If you would like us to send you a copy of the exhibits listed on the exhibit index of the Annual Report on Form 10-K, we will do so upon your payment of our reasonable expenses in furnishing a requested exhibit.

Whom should I contact if I have any questions?

If you have any questions about the Annual Meeting or your ownership of our common stock, please contact our investor relations department at the address, telephone number or e-mail address listed above.

Householding of Annual Meeting materials

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our proxy statement and annual report to stockholders may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you if you call or write our investor relations department at the address, telephone number or e-mail address listed above. If you want to receive separate copies of our proxy statement or annual report to stockholders in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker, or other nominee record holder.

PROPOSAL 1 — ELECTION OF CLASS I CLASSIFIED DIRECTOR
(TO BE VOTED ON BY ALL STOCKHOLDERS)

Our board of directors is currently authorized to have seven members. Holders of our class B common stock, voting as a separate class, are entitled to elect four of our seven directors and holders of our class A common stock and class B common stock, voting together as a single class, are entitled to elect the remaining three directors. We refer to the directors elected by the holders of class B common stock, voting as a separate class, as the class B directors and to the directors elected by the holders of class A common stock and class B common stock, voting together as a single class, as the classified directors. Our classified directors are divided into three classes, with one class being elected each year and members of each class holding office for a three-year term. We have one class I classified director whose term expires at this Annual Meeting, one class II director whose term expires at our 2007 annual meeting of stockholders, and one class III director whose terms expires at our 2008 annual meeting of stockholders.

At this Annual Meeting, our stockholders will have an opportunity to vote for one nominee for class I classified director: Thomas H. Robinson. Mr. Robinson is currently a director of Cynosure, and you can find more information about him in the section of this proxy statement entitled “INFORMATION ABOUT OUR DIRECTORS, OFFICERS AND 5% STOCKHOLDERS — Our Board of Directors.”

The persons named in the enclosed proxy card will vote to elect Mr. Robinson as our class I classified director, unless you withhold authority to vote for his election by marking the proxy card to that effect. If elected, Mr. Robinson will hold office until the 2009 annual meeting of stockholders and until his successor is elected and qualified. Mr. Robinson has indicated his willingness to serve if elected. However, if he should be unable to serve, the persons named in the proxy card may vote the proxy for a substitute nominee nominated by our board of directors, or our board of directors may reduce the number of directors.

Our board of directors recommends a vote FOR the nominee for class I classified director.

PROPOSAL 2 — ELECTION OF CLASS B DIRECTORS
(TO BE VOTED ON BY THE HOLDERS OF CLASS B COMMON STOCK ONLY)

Holders of our class B common stock, voting as a separate class, are entitled to elect four of our seven directors. We have four class B directors, whose terms expire at this Annual Meeting.

At this Annual Meeting, our class B stockholders will have an opportunity to vote for four nominees for class B directors: Ettore V. Biagioni, Andrea Cangioli, George J. Vojta and Leonardo Masotti. Each of the nominees is currently a class B director of Cynosure, and you can find more information about each of the nominees for class B director in the section of this proxy statement entitled “INFORMATION ABOUT OUR DIRECTORS, OFFICERS AND 5% STOCKHOLDERS — Our Board of Directors.”

The persons named in the enclosed proxy card will vote to elect each of the nominees as our class B directors, unless you withhold authority to vote for the election of any nominee by marking the proxy card to that effect. If elected, each nominee for class B director will hold office until the 2007 annual meeting of stockholders and until his successor is elected and qualified. Each nominee has indicated his willingness to serve if elected. However, if any should be unable to serve, the persons named in the proxy card may vote the proxy for a substitute nominee nominated by our board of directors, or our board of directors may reduce the number of directors.

Our board of directors recommends a vote FOR the nominees for class B directors.

PROPOSAL 3 — RATIFICATION OF THE SELECTION OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM
(TO BE VOTED ON BY ALL STOCKHOLDERS)

The audit committee of our board of directors has selected Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2006. Although stockholder approval of the Committee’s selection of Ernst & Young is not required by law, we believe that it is advisable to give stockholders an opportunity to ratify this selection. If our stockholders do not ratify this selection, then our audit committee will reconsider the selection. We expect that a representative of Ernst & Young, which served as our auditors for the year ended December 31, 2005, will be present at the Annual Meeting to respond to appropriate questions, and to make a statement if he or she wishes.

Our board of directors recommends a vote FOR this proposal.

We paid Ernst & Young LLP a total of $648,395 for professional services rendered for the year ended December 31, 2005 and $236,190 for professional services rendered for the year ended December 31, 2004. The following table provides information about these fees.

Fee Category	Fiscal 2005	Fiscal 2004

Audit Fees	$593,400	$168,000
Audit-Related Fees	$—	$—
Tax Fees	$54,995	$68,190
All Other Fees	$—	$—

Total Fees	$648,395	$236,190

Audit Fees.  Audit fees consisted of fees for the audit of our annual financial statements, the review of the interim financial statements, the review of financial information included in our filings with the SEC, including those related to our initial public offering, and other professional services provided in connection with statutory and regulatory filings or engagements.

Audit-Related Fees.  Audit-related fees would consist of fees for assurance and related services that are reasonably related to the performance of the audit and the review of our financial statements and which are not reported under “Audit Fees”. We did not pay any audit related fees to Ernst & Young LLP in fiscal 2005 or 2004.

Tax Fees.  Tax fees consisted of fees for tax compliance. Tax compliance services, which relate to preparation of original and amended tax returns, claims for refunds and tax payment-planning services, accounted for all of the total tax fees billed in fiscal 2005 and 2004.

All Other Fees.  We did not pay any other fees to Ernst & Young LLP in fiscal 2005 or 2004.

The audit committee of our board of directors believes that the non-audit services described above did not compromise Ernst & Young’s independence. The audit committee’s charter, which you can find in the “Corporate Governance” section of the “Investors” page of our website, www.cynosurelaser.com, requires that all proposals to engage Ernst & Young for services, and all proposed fees for these services, be submitted to the audit committee for approval before Ernst & Young may provide the services. None of the above fees were approved using the “de minimis exception” under SEC rules.

The audit committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by our registered public accounting firm. This policy generally provides that we will not engage our registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by the audit committee or the engagement is entered into pursuant to one of the pre-approval procedures described below.

From time to time, the audit committee may pre-approve specified types of services that are expected to be provided to us by our registered public accounting firm during the next 12 months. Any such pre-approval is detailed as to the particular service or type of services to be provided and is also generally subject to a maximum dollar amount.

The audit committee has also delegated to the chairman of the audit committee the authority to approve any audit or non-audit services to be provided to us by our registered public accounting firm. Any approval of services by the chairman of the audit committee pursuant to this delegated authority is reported on at the next regularly scheduled meeting of the audit committee.

INFORMATION ABOUT OUR DIRECTORS, OFFICERS AND 5% STOCKHOLDERS

Security Ownership of Certain Beneficial Owners and Management

The following table contains information as of March 31, 2006 about the beneficial ownership of shares of our common stock by:

•	each person, or group of affiliated persons, who is known by us to beneficially own more than 5% of our class A common stock or our class B common stock

•	each of our directors and nominees for director;

•	each of our named executive officers; and

•	all of our directors and executive officers as a group.

For purposes of the table below, and in accordance with the rules of the SEC, we deem shares of common stock subject to options that are currently exercisable or exercisable within 60 days of March 31, 2006 to be outstanding and beneficially owned by the person holding the options for the purpose of computing the percentage ownership of that person, but we do not treat them as outstanding for the purpose of computing the percentage ownership of any other person. As of March 31, 2006, we had 5,893,727 shares of our class A common stock and 5,141,817 shares of our class B common stock outstanding. Except as otherwise noted, the persons or entities in this table have sole voting and investing power with respect to all of the shares of common stock beneficially owned by them, subject to community property laws, where applicable. Except as otherwise set forth below, the street address of the beneficial owner is c/o Cynosure, Inc., 5 Carlisle Road, Westford, Massachusetts 01886.

	Shares Beneficially Owned				% Total
	Class A Common Stock(1)		Class B Common Stock(1)		Voting
Name	Shares	%	Shares	%	Power(2)

5% Stockholders
El.En. S.p.A.(3)	—	—	3,888,628	75.6	35.2
FMR Corp.(4)	580,500	9.8	—	—	5.3
Essex Investment Management Co., LLC(5)	456,329	7.7	—	—	4.1
Atlas Master Fund, Ltd.(6)	299,419	5.1	—	—	2.7
Directors and Officers
Michael R. Davin(7)	—	—	262,361	4.9	2.3
Timothy W. Baker(8)	—	—	90,625	1.7	*
Douglas J. Delaney(9)	—	—	148,756	2.8	1.3
Ettore V. Biagioni	—	—	—	—	—
Andrea Cangioli(10)	—	—	3,888,628	75.6	35.2
Paul F. Kelleher	—	—	—	—	—
Leonardo Masotti(10)	—	—	3,888,628	75.6	35.2
Thomas H. Robinson	—	—	—	—	—
George J. Vojta	—	—	—	—	—
All executive officers and directors as a group (9 persons)(11)	—	—	4,390,370	79.5	38.5

*	Less than 1%

(1)	Our class A common stock is not convertible into any other shares of our capital stock. Each share of class B common stock is convertible into one share of class A common stock at any time at the option of the holder. In addition, each share of class B common stock shall convert automatically into one share of class A common stock upon any transfer of such share of class B common stock, whether or not for value. The death of any holder of class B common stock who is a natural person will result in the conversion of his or her shares of class B common stock into class A common stock. Once converted into class A common stock, the class B common stock shall not be reissued. The information set forth in the table with respect to class A common stock does not reflect the shares of class A common stock that are issuable upon conversion of the shares of class B common stock listed in the table.

(2)	Percentage of total voting power represents voting power with respect to all shares of our class A and class B common stock, as a single class. Holders of our class A common stock and class B common stock are in each case entitled to one vote per share on all matters on which stockholders are entitled to vote, except holders of class B common stock have the right separately to elect and remove a majority of the members of our board of directors, to approve amendments to our bylaws adopted by our stockholders and to approve amendments to specified provisions of our certificate of incorporation. See “INFORMATION ABOUT THE ANNUAL MEETING AND VOTING — What is the difference between class A and class B common stock?”

(3)	Represents shares of class B common stock owned by El.En. S.p.A. The El.En. board of directors has voting and investment power for the shares held by El.En. The El.En. board of directors consists of nine persons, including Andrea Cangioli and the spouse of Leonardo Masotti. The address of El.En. is Via Baldanzese 17, Calenzano, 50041 Florence, Italy.

(4)	According to a Schedule 13G filed with the SEC on March 10, 2006, Fidelity Management & Research Company (“Fidelity”), a wholly-owned subsidiary of FMR Corp., was the beneficial owner of 580,500 shares of our class A common stock in its capacity as investment advisor to various registered investment companies, including Fidelity Small Cap Independence which beneficially owns 500,000 shares of our class A common stock. Edward C. Johnson 3d and FMR Corp., through its control of Fidelity, and the funds each has sole power to dispose of the 580,000 shares beneficially owned by Fidelity. The address of FMR Corp. is 82 Devonshire Street, Boston, MA 02109.

(5)	According to a Schedule 13G filed with the SEC on December 31, 2005, Essex Investment Management Co., LLC was the beneficial owner of 456,329 shares of our class A common stock. Essex Investment Management Co., LLC has the sole power to vote 437,886 shares and the sole power to dispose of 456,329 shares. The address of Essex Investment Management Co., LLC is 125 High Street, 29th Floor, Boston, MA 02110.

(6)	According to a Schedule 13G filed with the SEC on March 30, 2006, Atlas Master Fund, Ltd. or certain of its affiliates beneficially owns 299,419 shares of our class A common stock. The address of Atlas Master Fund, Ltd. is c/o Walkers SPV Limited, Walker House, P.O. Box 908 GT, George Town, Grand Cayman, Cayman Islands, British West Indies.

(7)	Includes 191,991 shares of class B common stock issuable upon exercise of stock options exercisable within 60 days of March 31, 2006.

(8)	Includes 85,625 shares of class B common stock issuable upon exercise of stock options exercisable within 60 days of March 31, 2006.

(9)	Includes 104,379 shares of class B common stock issuable upon exercise of stock options exercisable within 60 days of March 31, 2006.

(10)	Represents shares of class B common stock owned by El.En. The El.En. board of directors has voting and investment power for the shares held by El.En. The El.En. board of directors consists of nine persons, including Andrea Cangioli and the spouse of Leonardo Masotti.

(11)	Includes 3,888,628 shares of class B common stock owned by El.En. and 381,995 shares of class B common stock issuable upon exercise of stock options owned by directors and executive officers and exercisable within 60 days of March 31, 2006.

Our Board of Directors

Set forth below is information about each member of our board of directors, including the nominee for election as our class I classified director and those who are nominees for our class B directors. This information includes each director’s age as of March 31, 2006 and length of service as a director of Cynosure, his principal occupation and business experience for at least the past five years and the names of other publicly held companies of which he serves as a director. There are no family relationships among any of our directors, nominees for director and executive officers.

Classified Directors

Nominee for Class I Classified Director with Term Expiring in 2009 (Class I Classified Director)

Thomas H. Robinson.  Age 47. Mr. Robinson has been a director since 2005. Since 2000, Mr. Robinson has served as managing partner of the North American medical technology practice, which includes the medical device, hospital supply/distribution and medical software areas, of Spencer Stuart, Inc., a global executive search firm. Since 2002, Mr. Robinson has been a member of Spencer Stuart’s board services practice, which assists corporations to identify and recruit outside directors. From 1998 to 2000, Mr. Robinson headed Spencer Stuart’s North American biotechnology specialty practice. From 1993 to 1997, Mr. Robinson served as president of the emerging markets business at Boston Scientific Corporation, a global medical devices manufacturer. From 1991 to 1993, Mr. Robinson also served as president and chief operating officer of Brunswick Biomedical, a cardiology medical device company.

Director Whose Term Expires in 2007 (Class II Classified Director)

Paul F. Kelleher.  Age 63. Mr. Kelleher has been a director since 2005. From 1965 to 2000, Mr. Kelleher held various positions at Thermo Electron Corporation, an analytical instruments manufacturer, including serving as senior vice president, finance and administration from 1997 until he retired in 2000.

Director Whose Term Expires in 2008 (Class III Classified Director)

Michael R. Davin.  Age 48. Mr. Davin has been our president and chief executive officer and a director since September 2003 and became the chairman of our board of directors in October 2004. Mr. Davin has over 20 years of experience in the light-based technology field. From 1998 to 2003, Mr. Davin served as co-founder and vice president of worldwide sales and strategic development of Cutera, Inc., a provider of laser and other light-based aesthetic treatment systems. Prior to co-founding Cutera, Mr. Davin spent 11 years at Coherent Medical, Inc., a manufacturer of laser, optics and related equipment, in senior management positions in sales, marketing and clinical development.

Class B Directors

Nominees for Class B Directors with Terms Expiring in 2007

Ettore V. Biagioni.  Age 47. Mr. Biagioni has been a director since 2005. Since 2004, Mr. Biagioni has been a managing partner of Alothon Group LLC, a private equity firm which he co-founded. From 1995 to 2004, Mr. Biagioni served as head of the Latin America Private Equity Group of Deutsche Bank/Bankers Trust Company. Mr. Biagioni serves on the boards of directors of several private companies.

Andrea Cangioli.  Age 40. Mr. Cangioli has been a director since 2002. Mr. Cangioli has served as a director and the general manager of El.En. since 1992. Mr. Cangioli also serves on the boards of other El.En. affiliated companies.

Leonardo Masotti.  Age 67. Prof. Masotti has been a director since 2002. Prof. Masotti has been a full professor in electronics at the University of Florence, Italy since 1976, where he has also served as the director of the doctorate course in non destructive testing since 1989. Prof. Masotti has served as the president of the Research Consortium Centro Eccellenza Optronica in Florence, Italy since 1992. Prof. Masotti is a member of the Regional High Technology Director Board (Florence) as well as the editorial board of “Fisica Medica.” Prof. Masotti has been awarded 30 patents and is the author of 180 scientific and technical papers. Prof. Masotti’s wife is a director of El.En.

George J. Vojta.  Age 70. Mr. Vojta has been a director since 2005. Since March 2003, Mr. Vojta has served as chairman of eStandards Forum, an international organization that promotes and monitors financial systems best practices. From 2000 to March 2004, Mr. Vojta served as president and director of Financial Services Forum, a global financial services non-profit public policy organization. Mr. Vojta is a director of Southeast Airport Group, an operator of Mexico airports, and a director of Urstadt Biddle Properties, a real estate investment trust. From 1984 to 1999, Mr. Vojta served as vice chairman of the board of directors and executive vice president of Bankers Trust Company.

Our Executive Officers

Our executive officers and their respective ages and positions as of March 31, 2006 are described below. Our officers serve until they resign or the board terminates their position. There are no family relationships among any of our directors, nominees for director and executive officers.

Michael R. Davin.  Age 48. President, Chief Executive Officer and Chairman of the Board of Directors. For more information, see “Our Board of Directors” above.

Timothy W. Baker.  Age 45. Executive Vice President, Chief Financial Officer and Treasurer. Mr. Baker has been our executive vice president, chief financial officer and treasurer since March 2004. From July 2003 to February 2004, Mr. Baker served as vice president, finance of Stryker Biotech, a division of Stryker Corporation, a medical products and services provider. From July 2000 to June 2003, Mr. Baker served as president and chief financial officer of Photoelectron Corp., a provider of miniature x-ray systems for radiation therapy. From January 1996 to July 2000, Mr. Baker served as the chief financial officer and vice president of operations of Radionics, Inc., a provider of surgical devices. Mr. Baker is a certified public accountant and holds an M.B.A. in operations management.

Douglas J. Delaney.  Age 39. Executive Vice President, Sales. Mr. Delaney has been our executive vice president, sales since February 2005 and has worked in medical laser sales for more than ten years. From May 2004 until February 2005, Mr. Delaney was our vice president, North American sales, and from September 2003 until May 2004, he was our director of North American sales. From September 1999 to September 2003, Mr. Delaney served as national sales manager of Cutera.

CORPORATE GOVERNANCE

Our board of directors believes that good corporate governance is important to ensure that our company is managed for the long-term benefit of our stockholders. This section describes key corporate governance guidelines and practices that we have adopted. Complete copies of the corporate governance guidelines, committee charters and code of conduct described below are available in the “Corporate Governance” section of the “Investors” page of our website, www.cynosurelaser.com. Alternatively, you can request a copy of any of these documents by writing to Cynosure, Inc., 5 Carlisle Road, Westford, MA 01886, Attention: Investor Relations.

Corporate Governance Guidelines

The board has adopted corporate governance guidelines to assist the board in the exercise of its duties and responsibilities and to serve the best interests of our company and our stockholders. These guidelines, which provide a framework for the conduct of the board’s business, provide that:

•	the principal responsibility of the directors is to oversee our management;

•	a majority of the members of the board shall be independent directors;

•	the independent directors met regularly in executive session;

•	directors have full and free access to management and, as necessary and appropriate, independent advisors;

•	new directors participate in an orientation program and all directors are expected to participate in continuing director education on an ongoing basis; and

•	at least annually the board and its committees will conduct a self-evaluation to determine whether they are functioning effectively.

Board Determination of Independence

Under applicable Nasdaq rules, a director of Cynosure will only qualify as an “independent director” if, in the opinion of our board of directors, that person does not have a relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Our board of directors has determined that none of Messrs. Biagioni, Kelleher, Robinson or Vojta has a relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is an “independent director” as defined under Rule 4200(a)(15) of the Nasdaq Stock Market, Inc. Marketplace Rules.

Director Nomination Process

The process followed by the nominating and corporate governance committee to identify and evaluate director candidates includes requests to board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the nominating and corporate governance committee and the board.

In considering whether to recommend any particular candidate for inclusion in the board’s slate of recommended director nominees, the nominating and corporate governance committee applies the criteria set forth in our Corporate Governance Guidelines. These criteria include the candidate’s integrity, business acumen, knowledge of our business and industry, experience, diligence, conflicts of interest and the ability to act in the interests of all stockholders. The committee does not assign specific weights to particular criteria and no particular criterion is a prerequisite for each prospective nominee. We believe that the backgrounds and qualifications of our directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow the board to fulfill its responsibilities.

Stockholders may recommend individuals to the nominating and corporate governance committee for consideration as potential director candidates by submitting their names, together with appropriate biographical information and background materials and a statement as to whether the stockholder or group of stockholders making the recommendation has beneficially owned more than 5% of our common stock for at least a year as of the date such recommendation is made, to Nominating and Corporate Governance Committee, c/o Cynosure, Inc., 5 Carlisle Road, Westford, MA 01886, Attention: Corporate Secretary. Assuming that appropriate biographical and background material has been provided on a timely basis, the Committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others.

Stockholders also have the right under our bylaws to directly nominate director candidates, without any action or recommendation on the part of the nominating and corporate governance committee or the board of directors, by following the procedures set forth above under “How and when may I submit a stockholder proposal for the 2007 annual meeting?”

Board Meetings and Attendance

The board met six times during the fiscal year ended December 31, 2005, either in person or by teleconference. During 2005, each director attended at least 75% of the aggregate of the number of board meetings and the number of meetings held by all committees on which he then served.

Director Attendance at Annual Meeting of Stockholders

Our Corporate Governance Guidelines provide that directors are expected to attend the annual meeting of stockholders. We did not hold an annual meeting of stockholders in 2005.

Board Committees

Our board of directors has established three standing committees — Audit, Compensation and Nominating and Corporate Governance — each of which operates under a charter that has been approved by our board.

Current copies of each committee’s charter are posted on the “Corporate Governance” section of the “Investors” page of our website, www.cynosurelaser.com. In addition, a copy of the audit committee charter, as in effect on the date of this proxy statement, is attached as Appendix A.

Our board of directors has determined that all of the members of each of the board’s three standing committees are independent as defined under the rules of the Nasdaq Stock Market, including, in the case of all members of the audit committee, the independence requirements contemplated by Rule 10A-3 under the Exchange Act.

Audit Committee

Our audit committee’s responsibilities include:

•	appointing, approving the compensation of, and assessing the independence of our independent registered public accounting firm;

•	overseeing the work of our independent registered public accounting firm, including through the receipt and consideration of reports from our independent registered public accounting firm;

•	reviewing and discussing with management and our independent registered public accounting firm our annual and quarterly financial statements and related disclosures;

•	coordinating our board of directors’ oversight of internal control over financial reporting, disclosure controls and procedures and our code of business conduct and ethics;

•	establishing procedures for the receipt and retention of accounting related complaints and concerns;

•	meeting independently with our independent registered public accounting firm and management; and

•	preparing the audit committee report required by the SEC rules.

The members of our audit committee are Messrs. Kelleher (Chairman), Robinson and Vojta. The board of directors has determined that Mr. Kelleher is an “audit committee financial expert” as defined in Item 401(h) of Regulation S-K. The audit committee was formed in December 2005 and met for the first time in February 2006.

Compensation Committee

Our compensation committee’s responsibilities include:

•	reviewing and approving, or making recommendations to the board of directors with respect to, our chief executive officer’s compensation;

•	evaluating the performance of our executive officers and reviewing and approving, or making recommendations to the board of directors with respect to, the compensation of our other executive officers;

•	overseeing and administering, and making recommendations to the board of directors with respect to, our equity incentive plans;

•	reviewing and making recommendations to the board of directors with respect to director compensation; and

•	preparing the compensation committee reports required by the SEC rules.

The members of our compensation committee are Messrs. Robinson (Chairman), Biagioni and Kelleher. The compensation committee was formed in December 2005 and met for the first time in February 2006.

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee’s responsibilities include:

•	recommending to the board of directors the persons to be nominated for election as directors or to fill vacancies on the board of directors, and to be appointed to each of the board’s committees;

•	overseeing an annual review by the board of directors with respect to management succession planning;

•	developing and recommending to the board of directors corporate governance principles and guidelines; and

•	overseeing periodic evaluations of the board of directors.

The members of the nominating and corporate governance committee are Messrs. Vojta (Chairman), Biagioni and Kelleher. The nominating and corporate governance committee was formed in December 2005 and met for the first time in February 2006.

Communicating with the Directors

The board will give appropriate attention to written communications that are submitted by stockholders, and will respond if and as appropriate. The chairman of the nominating and governance committee, with the assistance of our corporate secretary, is primarily responsible for monitoring communications from stockholders and for providing copies or summaries to the other directors as he or she considers appropriate.

Communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments that the corporate secretary considers to be important for the directors to know. In general, communications relating to corporate governance and corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which we tend to receive repetitive or duplicative communications.

Stockholders who wish to send communications on any topic to the board of directors should address such communications to Board of Directors, c/o Cynosure, Inc., 5 Carlisle Road, Westford, MA 01886, Attention: Corporate Secretary.

Code of Business Conduct and Ethics

We have adopted a written Code of Business Conduct and Ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. We have posted a current copy of the code on our website, which is located at www.cynosurelaser.com. In addition, we intend to post on our website all disclosures that are required by law or Nasdaq stock market listing standards concerning any amendments to, or waivers from, any provision of the code.

Report of the Audit Committee of the Board of Directors

The audit committee has reviewed the Company’s audited financial statements for the fiscal year ended December 31, 2005 and has discussed these financial statements with the Company’s management and the Company’s registered public accounting firm.

The audit committee has also discussed with the Company’s registered public accounting firm the matters required to be discussed by Statement on Auditing Standards 61 (Communication with Audit Committees).

The Company’s registered public accounting firm also provided the audit committee with the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). The audit committee has discussed with the registered public accounting firm their independence from the Company.

Based on its discussions with management and the registered public accounting firm, and its review of the representations and information provided by management and the registered public accounting firm, the audit committee recommended to the Company’s board of directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005.

By the Audit Committee of the Board of Directors of Cynosure, Inc.

Paul F. Kelleher, Chairman
Thomas H. Robinson
George J. Vojta

COMPENSATION OF OUR DIRECTORS AND EXECUTIVE OFFICERS

Compensation of our Directors

We pay each of our directors who is not an employee of, or a spouse of an employee of, our company or El.En., whom we refer to as our non-employee directors, a fee for attendance at board and board committee meetings. This fee is currently $2,500 for each day that a non-employee director attends board or board committee meetings in person and $1,000 for each day that a non-employee director attends board or board committee meetings by telephone or videoconference. The chairman of our audit committee receives an additional annual retainer of $5,000 and our other committee chairmen receive an additional annual retainer of $2,500. Each of these committee chairmen is a non-employee director. We reimburse each non-employee member of our board of directors for out-of-pocket expenses incurred in connection with attending our board and committee meetings.

Each new non-employee director receives an option to purchase 5,000 shares of class A common stock upon his or her appointment to our board of directors. These options will vest annually in three equal installments subject to the non-employee director’s continued service as a director. Thereafter, each non-employee director receives an annual grant of an option to purchase 2,500 shares of class A common stock at each year’s annual meeting after which he or she will continue to serve as a director, provided each such non-employee director has served on our board of directors for a least six months. These options vest in full on the first anniversary of the grant date, subject to the non-employee director’s continued service as a director. Each non-employee director stock option will have such terms as our board of directors may specify in the applicable option agreement, provided that no option will be granted to a non-employee director for a term in excess of 10 years. The exercise price of all of these options will equal the fair market value of our class A common stock on the date of grant.

Compensation for our directors, including cash and equity compensation, is determined and subject to adjustment by our board of directors.

Compensation of our Executive Officers

Summary Compensation

The following table contains information about the compensation of each of our named executive officers for the two years ended December 31, 2004 and 2005.

Summary Compensation Table

								Long-Term
								Compensation
	Annual Compensation							Awards
						Other		Number of Shares
						Annual		Underlying
Name and Principal Position	Year	Salary ($)		Bonus ($)		Compensation		Options (#)

Michael R. Davin	2005	216,635		$345,663		$55,000	(2)	470,741
President and Chief Executive Officer	2004	186,917		$155,851	(1)	$55,000	(2)	390,741
Timothy W. Baker	2005	192,739		$109,199		—		225,000
Executive Vice President,	2004	129,038	(3)	$20,000		—		185,000
Chief Financial Officer and Treasurer
Douglas J. Delaney	2005	126,133		$227,107	(4)	$8,400	(6)	243,754
Executive Vice President, Sales	2004	100,000		$325,114	(5)	$8,400	(6)	203,754

(1)	Includes $61,111 as compensation from the issuance of 20,310 shares of common stock.

(2)	Represents amounts paid to Mr. Davin by El.En. pursuant to a consulting arrangement with El.En.

(3)	Mr. Baker joined our company on March 29, 2004. Mr. Baker’s annual base salary was $180,000 during 2004.

(4)	Represents sales commissions.

(5)	Includes sales commissions of $221,982 and $43,132 as compensation from the issuance of 14,377 shares of common stock.

(6)	Represents amounts paid under a car allowance arrangement.

Option Grants

The following table contains information about grants of stock options during the year ended December 31, 2005 to each named executive officer.

Option Grants in Fiscal Year 2005

	Individual Grants
		Percent of
		Total Options
		Granted to			Potential Realizable
	Number of Shares	Employees	Exercise		Value at Assumed Annual Rates of Stock Price
	Underlying Options	in Fiscal	Price per	Expiration	Appreciation for Option Term ($)(2)
Name	Granted (#)(1)	Year (%)	Share ($)	Date	5%	10%

Michael R. Davin	80,000	22	4.50	5/17/2015	$226,402	$573,747
Timothy W. Baker	40,000	11	4.50	5/17/2015	$113,201	$286,874
Douglas J. Delaney	40,000	11	4.50	5/17/2015	$113,201	$286,874

(1)	To date, the options that we have granted to our executive officers and other employees typically vest as to 25% on the first anniversary of the date of grant, and in equal quarterly installments thereafter until the fourth anniversary of the date of grant.

(2)	Potential realizable value is based on an assumption that the market price of our common stock will appreciate at the stated rates (5% and 10%), compounded annually, from the date of grant until the end of the 10-year term. These values are calculated based on rules promulgated by the SEC and do not reflect our estimate or projection of future stock prices. Actual gains, if any, on stock option exercises will depend on the future performance of the price of our common stock and the timing of option exercises.

Aggregated Option Exercises and Year-End Option Table

No stock options were exercised by our named executive officers in 2005. The following table contains information about stock options held on December 31, 2005 by each of our named executive officers.

Aggregated Option Exercises in Fiscal Year 2005
and 2005 Fiscal Year-End Option Values

					Value of Unexercised In-the-
	Shares		Number of Shares Underlying		Money Options at Fiscal Year-
	Acquired on	Value	Unexercised Options at Fiscal Year-End (#)		End ($)(1)
Name	Exercise (#)	Realized ($)	Exercisable	Unexercisable	Exercisable	Unexercisable

Michael R. Davin	—	—	$128,241	$342,500	$2,290,384	$5,997,050
Timothy W. Baker	—	—	$53,750	$171,250	$959,975	$2,998,525
Douglas J. Delaney	—	—	$72,504	$171,250	$1,294,921	$2,998,525

(1)	Value of unexercised in-the-money options represents the difference between the closing price per share of our Class A common stock on December 30, 2005, the last trading day of fiscal year 2005 ($20.86), and the exercise price per share of the stock option, multiplied by the number of shares subject to the stock option.

Employment Agreements

Michael R. Davin.  Pursuant to an employment agreement entered into in September 2003, we employ Mr. Davin as our chief executive officer. Under this agreement, Mr. Davin was entitled to an annual base salary of $180,000 for the first year of his employment with us and to an annual base salary of $205,000 thereafter, subject to adjustment upon annual review by our board of directors. Mr. Davin’s annual base salary has been adjusted by our board of directors and is currently $253,000. The agreement provides for bonus payments of 10% of our adjusted net profit for each of 2004 and 2005, a bonus payment of 7.5% of our adjusted net profit for 2006 and a bonus payment of 5% of our adjusted net profit for each subsequent year.

For purposes of Mr. Davin’s employment agreement, adjusted net profit is calculated based on our operating profit, excluding specified write-offs and non-recurring charges or gains, adjusted for an assumed fixed tax rate. Mr. Davin’s employment agreement does not have a term; however he or we may terminate his employment for any reason upon 30 days’ notice. Upon the termination of his employment other than for cause, or if he terminates his employment for good reason, Mr. Davin has the right to receive a severance payment equal to 24 months of his base salary then in effect. Mr. Davin is not entitled to severance payments if we terminate him for cause or if he resigns without good reason. Pursuant to this agreement, except as provided in the following sentence, Mr. Davin is prohibited from competing with us and soliciting our customers, prospective customers or employees for a period of two years if we terminate him for any reason or if he terminates his employment for good reason. This non-competition period is one year if Mr. Davin voluntarily resigns and does not receive severance payments.

Douglas J. Delaney.  Pursuant to an employment agreement entered into in September 2003, we employ Mr. Delaney as our executive vice president, sales. Under this agreement, Mr. Delaney is entitled to an annual base salary of $100,000, subject to adjustment upon annual review by our board of directors. Mr. Delaney’s annual base salary has been adjusted by our board of directors and is currently $137,270. Mr. Delaney is also eligible to earn discretionary incentive bonuses. The agreement also provides for a monthly automobile allowance of $700. Mr. Delaney’s employment agreement does not have a term; however he or we may terminate his employment for any reason upon 30 days’ notice. Upon the termination of his employment by us other than for cause, or if he terminates his employment for good reason, Mr. Delaney has the right to receive a severance payment equal to 12 months of his base salary then in effect. Mr. Delaney is not entitled to severance payments if we terminate him for cause of if he resigns without good reason. Pursuant to this agreement, Mr. Delaney is prohibited from competing with us and from soliciting our customers, prospective customers or employees for a period of one year after termination of his employment for any reason.

Compensation Committee Report on Executive Compensation

Prior to the completion of our initial public offering in December 2005, our entire board of directors was responsible for establishing our executive officers’ salaries and incentive compensation and for granting awards under our stock-based compensation plans. This responsibility is now held by our compensation committee. In this Compensation Committee Report on Executive Compensation, references to the compensation committee refer to the full board of directors prior to our initial public offering and our compensation committee following our initial public offering.

The fundamental objectives of our compensation policies are to attract, reward and retain high quality executives, to accomplish our short- and long-term goals and, as a result, to enhance stockholder value. In order to achieve these goals, the compensation committee seeks to provide compensation opportunities that are competitive in the marketplace, both in terms of the overall levels of compensation and the individual components of compensation. The compensation committee intends that if an officer as an individual and Cynosure as a whole achieve the individual and company performance goals determined by the compensation committee, then the officer should have an opportunity to receive compensation that is competitive with industry norms. In addition, the compensation committee intends that the compensation of each of our executive officers is commensurate with his or her position and responsibilities and equitable in comparison with the compensation of our other executive officers.

The compensation committee considers the total compensation of each executive officer when making decisions about compensation. Our executive compensation packages generally include three components:

1. Base salary.  The compensation committee seeks to establish base salaries for each position and level of responsibility that are competitive with those of executive officers in similar positions at other comparable companies.

2. Annual cash incentive awards.  The compensation committee believes that cash incentive awards are important to motivate and reward our executive officers. Each executive officer is eligible to receive a cash incentive award if Cynosure achieves internal performance goals determined in advance by the compensation committee. In certain circumstances, the compensation committee may also consider discretionary incentive awards for officers’ individual performance.

3. Stock-based awards.  The compensation committee uses stock-based awards to help align the interests of our executive officers with those of our stockholders and to encourage our executive officers to contribute to Cynosure’s long-term market performance. Traditionally, the compensation committee has granted stock-based awards to our executive officers in the form of stock options that vest in installments over four years, with an exercise price equal to the fair market value of our common stock on the date of grant, so that the officer will earn no compensation from his or her options unless the market price of our common stock increases beyond the exercise price.

Chief Executive Officer compensation.

When determining the compensation of Michael R. Davin, our president and chief executive officer, the compensation committee seeks to maintain a level of total compensation that is competitive with that paid to chief executive officers of other comparable companies. Mr. Davin’s performance is evaluated annually by the compensation committee against a stated list of short- and long-term objectives developed by the compensation committee at the beginning of each year and approved by the board of directors. In 2005, the compensation committee found that Mr. Davin’s compensation was below market. Accordingly, the compensation committee increased Mr. Davin’s base salary from $186,917 to $230,000, effective July 30, 2005. Mr. Davin’s current base salary is $253,000. In fiscal 2005, he was granted an option to purchase 80,000 shares of Cynosure’s common stock.

Tax matters.

Section 162(m) of the Internal Revenue Code of 1986, as amended, generally prohibits public companies from taking a tax deduction for compensation over $1,000,000 paid to each of its named executive officers unless certain requirements are met. In general, the compensation committee seeks to structure the stock-based compensation granted to our executive officers to allow the company to deduct the officers’ compensation; however, it is possible that compensation from our executive officers’ stock-based compensation may not be exempted from Section 162(m). In addition, the compensation committee may choose from time to time to authorize executive compensation that is not exempt from the $1,000,000 limit if the compensation committee believes the compensation is appropriate and in the best interests of Cynosure and our stockholders, after taking into consideration general business conditions and the performance of our executives.

By the Board of Directors and the Compensation Committee of the Board of Directors of Cynosure, Inc.

Board of Directors	Compensation Committee

Ettore V. Biagioni	Thomas H. Robinson, Chairman
Andrea Cangioli	Ettore V. Biagioni
Michael R. Davin	Paul F. Kelleher
Paul F. Kelleher
Leonardo Masotti
Thomas H. Robinson
George J. Vojta

Compensation Committee Interlocks and Insider Participation

In 2005, each of Messrs. Davin, Cangioli and Clementi and Prof. Masotti participated in deliberations concerning the compensation of our executive officers. Mr. Davin is our chief executive officer and president; Mr. Cangioli is a director and officer of El.En.; Mr. Clementi, who until September 2005 was one of our directors, is also a director and officer of El.En.; and Prof. Masotti’s wife is a director of El.En. None of our executive officers serves as a member of the board of directors or compensation committee, or other committee serving an equivalent function, of any entity that has one or more executive officers who serve as members of our board of directors or our compensation committee.

Securities Authorized for Issuance under our Equity Compensation Plans

The following table contains information about our equity compensation plans as of December 31, 2005. Our 2005 stock incentive plan was adopted by our board of directors on August 8, 2005 and approved by our stockholders on December 8, 2005. We will grant no further awards under our 1992 stock option plan or our 2004 stock option plan.

Equity Compensation Plan Information

Number of Shares
	Number of Shares to		Remaining Available
	be Issued upon	Weighted Average	for Future Issuance
	Exercise of	Exercise Price of	under Equity
Plan Category	Outstanding Options	Outstanding Options	Compensation Plans(1)

Equity compensation plans that have been approved by our stockholders	1,811,859	$3.46	536,499
Equity compensation plans that have not been approved by our stockholders	—	—	—

Total	1,811,859	$3.46	536,499

(1)	In addition to being available for future issuance upon exercise of options that may be granted after December 31, 2005, 536,499 shares under the 2005 Stock Incentive Plan may instead be issued in the form of restricted stock, unrestricted stock, stock appreciation rights, performance shares or other equity-based awards.

COMPARATIVE STOCK PERFORMANCE

The following graph compares cumulative total shareholder return on our class A common stock from December 9, 2005, the date our class A common stock commenced trading on the Nasdaq National Market, through December 31, 2005 with the cumulative total return for the Nasdaq U.S. Index and the Nasdaq Medical Devices Index. This graph assumes the investment of $100 on December 9, 2005 in our common stock, the Nasdaq U.S. Index and the Nasdaq Medical Devices Index and assumes all dividends are reinvested. We have never paid dividends on our class A common stock and have no present plans to do so.

Company / Index	12/9/05	12/31/05

CYNOSURE, INC. ............................................................................................................	$100	$139.07
NASDAQ U.S. INDEX .....................................................................................................	$100	$97.65
NASDAQ MEDICAL DEVICES INDEX ........................................................................	$100	$96.78

RELATED-PARTY TRANSACTIONS

Since January 1, 2005, we have engaged in the following transactions with our directors, executive officers and holders of more than 5% of our voting securities, and affiliates of our directors, executive officers and 5% stockholders:

Stock Issuances

In April 2005, we issued and sold an aggregate of 460,000 shares of common stock to investors and employees, including three of our executive officers. The following table sets forth the number of shares of common stock sold to our directors, executive officers and 5% stockholders in April 2005:

	Number of Shares	Aggregate
Name	of Common Stock	Purchase Price

Michael R. Davin	50,000	$150,000
Timothy W. Baker	5,000	15,000
Douglas J. Delaney	30,000	90.000

Arrangements with El.En.

Distribution Relationship.  Since 2002, we have distributed products that are developed and manufactured by El.En., which immediately prior to our initial public offering owned approximately 78% of our aggregate outstanding capital stock. The following table sets forth our payments and indebtedness to El.En. pursuant to these distribution arrangements during the 2005 fiscal year:

	Payments to El.En.	Trade Payables at
	During Period(1)	Period End

Fiscal year ended December 31, 2005	$2,243,000	$960,000

(1)	Includes payments of trade payables and principal and interest on indebtedness.

Indemnification Agreement.  Pursuant to the underwriting agreement relating to our initial public offering, we and El.En. have agreed to indemnify the underwriters and their controlling persons against certain liabilities, including liabilities under the Securities Act, or contribute to payments the underwriters may be required to make because of any of those liabilities. We and El.En. entered into an agreement prior to the closing of our initial public offering providing that:

•	we and El.En. will give prompt notice to the other party of any claim for indemnification under the underwriting agreement;

•	we will have the right to assume the defense of any action for which indemnification is sought from us or El.En., and El.En. will not settle or compromise any such action without our prior written consent; and

•	subject to El.En.’s compliance with the obligations listed above, in the event and to the extent El.En. is required to make any indemnity payments to the underwriters pursuant to the underwriting agreement, and such indemnity payments relate to matters as to which El.En. had no knowledge after reasonable inquiry, we will reimburse El.En. for such indemnity payments actually paid to the underwriters.

This agreement does not affect the respective liability of us and El.En. to the underwriters pursuant to the underwriting agreement.

Davin Consulting Arrangement.  Since September 2003, Mr. Davin has provided consulting services to El.En. regarding laser industry marketing, for which El.En. paid Mr. Davin $55,000 in 2005. In connection with his consulting services to El.En., in November 2003 El.En. granted Mr. Davin an option to purchase 20,000 ordinary shares of El.En.’s capital stock at an exercise price of 15.78 euros per share, 10,000 of which were purchased in the period from August 15, 2005 through September 30, 2005 and 10,000 of which were purchased in the period from November 18, 2005 through December 31, 2005. Additionally, in May 2005, El.En. granted Mr. Davin an option to purchase 20,000 ordinary shares of El.En.’s capital stock at an exercise price of 24.33 euros per share, 10,000 of which may be purchased from May 15, 2006 through July 16, 2007 and 10,000 of which may be purchased from May 15, 2007 through July 16, 2007.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers and the holders of more than 10% of our common stock to file with the SEC initial reports of ownership of our common stock and other equity securities on a Form 3 and reports of changes in such ownership on a Form 4 or Form 5. Officers, directors and 10% shareholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. To our knowledge, based solely on a review of our records and written representations by the persons required to file these reports, all filing requirements of Section 16(a) were satisfied during the year ended December 31, 2005.

STOCKHOLDER PROPOSALS FOR 2007 ANNUAL MEETING

Stockholder Proposals Included in Proxy Statement

To be considered for inclusion in the proxy statement relating to our Annual Meeting of Stockholders to be held in 2007, stockholder proposals must be received at our principal executive offices no later than January 17, 2007, which is no less than 120 calendar days prior to the anniversary of the prior year’s annual meeting of stockholders. If the date of next year’s annual meeting is changed by more than 30 days from the anniversary date of this year’s annual meeting on May 17, then the deadline is a reasonable time before we begin to print and mail proxy materials. Upon receipt of any such proposal, we will determine whether or not to include such proposal in the proxy statement and proxy in accordance with regulations governing the solicitation of proxies.

Stockholder Proposals Not Included in Proxy Statement

We must receive other proposals of stockholders (including director nominations) intended to be presented at the 2007 Annual Meeting of Stockholders but not included in the proxy statement by February 16, 2007, but not before January 17, 2007, which is not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting. However, in the event the 2007 Annual Meeting is scheduled to be held on a date before April 27, 2007, or after July 16, 2007, which are dates 20 days before or 60 days after the anniversary date of the immediately preceding annual meeting, then your notice may be received by us at our principal executive office not later than the close of business on the later of (1) the 90th day before the scheduled date of such annual meeting or (2) the 10th day after the day on which we first make a public announcement of the date of such annual meeting. Any proposals we do not receive in accordance with the above standards will not be voted on at the 2007 Annual Meeting. In certain cases, notice may be delivered later if the number of directors to be elected to the Board of Directors is increased.

Each stockholder’s notice for a proposal must be timely given to our Corporate Secretary at the address of our principal executive offices. Each notice generally is required to set forth as to each matter proposed to be brought before an annual meeting certain information and must meet other requirements specified in our bylaws, as determined by us, including (1) a brief description of the business the stockholder desires to bring before the meeting and the reasons for conducting such business at the meeting, (2) the name and address, as they appear on our stock transfer books, of the stockholder proposing such business, (3) the class and number of shares beneficially owned by the stockholder making the proposal, (4) a description of all arrangements or understandings between such stockholder and any other persons in connection with the proposal and any material interest of the stockholder in such business, (5) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting and (6) a representation whether the stockholder intends or is part of a group which intends to deliver a proxy statement or form of proxy to holders of at least the percentage of our outstanding capital stock required to approve or adopt the proposal or otherwise to solicit proxies from stockholders in support of such proposal.

For nominations, a stockholder’s notice to the Corporate Secretary generally must set forth information specified in our bylaws, as determined by us, as to each person proposed to be nominated, including (1) the name, age, business address and residence address of such person, (2) the principal occupation or employment of such person, (3) the class and number of our shares which are beneficially owned by such person on the date of such stockholder notice, (4) the consent of each nominee to serve as a director if elected and (5) any other information concerning such person that must be disclosed as to nominees in proxy solicitations pursuant to the rules of the Securities and Exchange Commission. The notice must also set forth as to the stockholder giving the notice (1) the name and address, as they appear on our transfer books, of such stockholder and of any beneficial owners of our capital stock registered in such stockholder’s name and the name and address of other stockholders known by such stockholder to be supporting such nominee(s), (2) the class and number of our shares held of record, beneficially owned or represented by proxy by such stockholder, (3) a description of all arrangements or understandings between such stockholder and any other persons in connection with the nomination, (4) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to nominate the person(s) named it its notice and (6) a representation whether the stockholder intends or is part of a group which intends to deliver a proxy statement or form of proxy to holders of at least the percentage of our outstanding capital stock required to elect the nominee or otherwise to solicit proxies from stockholders in support of such nomination.

The foregoing time limits also apply to determining whether notice is timely for purposes of rules adopted by the Securities and Exchange Commission relating to the exercise of discretionary voting authority. These rules are separate from and in addition to the requirements a stockholder must meet to have a proposal included in our proxy statement. In addition, stockholders are required to comply with any applicable requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder.

HOUSEHOLDING OF PROXIES

The Securities and Exchange Commission has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for annual reports and proxy statements with respect to two or more stockholders sharing the same address by delivering a single annual report and/or proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. We and some brokers household annual reports and proxy materials, delivering a single annual report and/or proxy statement to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders.

Once you have received notice from your broker or us that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. You may request to receive at any time a separate copy of our annual report or proxy statement, by sending a written request to Cynosure, Inc., 5 Carlisle Road, Westford, MA 01886, Attention: Investor Relations.

If, at any time, you no longer wish to participate in householding and would prefer to receive a separate annual report and/or proxy statement in the future, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares. You can notify us by sending a written request to Cynosure, Inc., 5 Carlisle Road, Westford, MA 01886, Attention: Investor Relations. If, at any time, you and another stockholder sharing the same address wish to participate in householding and prefer to receive a single copy of our annual report and/or proxy statement, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares. You can notify us by sending a written request to Cynosure, Inc., 5 Carlisle Road, Westford, MA 01886, Attention: Investor Relations.

MISCELLANEOUS

Even if you plan to attend the meeting in person, please complete, sign, date and return the enclosed proxy promptly. Should you attend the meeting, you may revoke the proxy and vote in person. A postage-paid, return-addressed envelope is enclosed for your convenience. No postage need be affixed if mailed in the United States. Your cooperation in giving this your immediate attention will be appreciated.

You may obtain a copy of our annual report (without exhibits) filed with the Securities and Exchange Commission on Form 10-K for our 2005 fiscal year without charge upon written request to: Cynosure, Inc., 5 Carlisle Road, Westford, MA 01886, Attention: Investor Relations.

OTHER MATTERS

The Board of Directors knows of no other matters to be brought before the Annual Meeting. However, if other matters do properly come before the Annual Meeting or any adjournments thereof, the persons named in the proxies will vote upon such matters in accordance with their best judgment

APPENDIX A

CYNOSURE, INC.

Audit Committee Charter

A.	Purpose

The purpose of the Audit Committee of the Board of Directors (the “Board”) of Cynosure, Inc. (the “Company”) is to assist the Board’s oversight of the Company’s accounting and financial reporting processes and the audits of the Company’s financial statements.

B.	Structure and Membership

1. Number.  Except as otherwise permitted by the applicable Nasdaq rules, the Audit Committee shall consist of at least three members of the Board.

2. Independence.  Except as otherwise permitted by the applicable rules of The Nasdaq Stock Market, each member of the Audit Committee shall be independent as defined by such rules, meet the criteria for independence set forth in Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (subject to the exemptions provided in Rule 10A-3(c)), and not have participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the past three years.

3. Financial Literacy.  Each member of the Audit Committee must be able to read and understand fundamental financial statements, including the Company’s balance sheet, income statement, and cash flow statement, at the time of his or her appointment to the Audit Committee. In addition, at least one member must have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. Unless otherwise determined by the Board (in which case disclosure of such determination shall be made in the Company’s annual report filed with the SEC), at least one member of the Audit Committee shall be an “audit committee financial expert” (as defined by applicable SEC rules).

4. Chair.  Unless the Board elects a Chair of the Audit Committee, the Audit Committee shall elect a Chair by majority vote.

5. Compensation.  The compensation of Audit Committee members shall be as determined by the Board. No member of the Audit Committee may receive, directly or indirectly, any consulting, advisory or other compensatory fee from the Company or any of its subsidiaries, other than fees paid in his or her capacity as a member of the Board or of a committee of the Board.

6. Selection and Removal.  Members of the Audit Committee shall be appointed by the Board, upon the recommendation of the Nominating and Corporate Governance Committee. The Board may remove members of the Audit Committee from such committee, with or without cause.

C.	Authority and Responsibilities

General

The Audit Committee shall discharge its responsibilities, and shall assess the information provided by the Company’s management and the independent auditor, in accordance with its business judgment. Management is responsible for the preparation, presentation, and integrity of the Company’s financial statements, for the appropriateness of the accounting principles and reporting policies that are used by the Company and for establishing and maintaining adequate internal control over financial reporting. The independent auditor is responsible for auditing the Company’s financial statements and the Company’s internal control over financial reporting and for reviewing the Company’s unaudited interim financial statements. The authority and responsibilities set forth in this Charter do not reflect or create any duty or obligation of the Audit Committee to plan or conduct any audit, to determine or certify that the Company’s financial statements are complete, accurate, fairly presented, or in accordance with generally accepted accounting principles or applicable law, or to guarantee the independent auditor’s report.

Oversight of Independent Auditor

1. Selection.  The Audit Committee shall be solely and directly responsible for appointing, evaluating, retaining and, when necessary, terminating the engagement of the independent auditor. The Audit Committee may, in its discretion, seek stockholder ratification of the independent auditor it appoints.

2. Independence.  The Audit Committee shall take, or recommend that the full Board take, appropriate action to oversee the independence of the independent auditor. In connection with this responsibility, the Audit Committee shall obtain and review a formal written statement from the independent auditor describing all relationships between the independent auditor and the Company, including the disclosures required by Independence Standards Board Standard No. 1. The Audit Committee shall actively engage in dialogue with the independent auditor concerning any disclosed relationships or services that might impact the objectivity and independence of the auditor.

3. Compensation.  The Audit Committee shall have sole and direct responsibility for setting the compensation of the independent auditor. The Audit Committee is empowered, without further action by the Board, to cause the Company to pay the compensation of the independent auditor established by the Audit Committee.

4. Preapproval of Services.  The Audit Committee shall preapprove all audit services to be provided to the Company, whether provided by the principal auditor or other firms, and all other services (review, attest and non-audit) to be provided to the Company by the independent auditor; provided, however, that de minimis non-audit services may instead be approved in accordance with applicable SEC rules.

The Audit Committee may, in its discretion, adopt policies relating to the approval of services to be provided by the Company’s independent auditor.

5. Oversight.  The independent auditor shall report directly to the Audit Committee, and the Audit Committee shall have sole and direct responsibility for overseeing the work of the independent auditor, including resolution of disagreements between Company management and the independent auditor regarding financial reporting. In connection with its oversight role, the Audit Committee shall, from time to time as appropriate, receive and consider the reports required to be made by the independent auditor regarding:

•	critical accounting policies and practices;

•	alternative treatments within generally accepted accounting principles for policies and practices related to material items that have been discussed with Company management, including ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; and

•	other material written communications between the independent auditor and Company management.

Audited Financial Statements

6. Review and Discussion.  The Audit Committee shall review and discuss with the Company’s management and independent auditor the Company’s audited financial statements, including the matters about which Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards, AU §380) requires discussion.

7. Recommendation to Board Regarding Financial Statements.  The Audit Committee shall consider whether it will recommend to the Board that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K.

8. Audit Committee Report.  The Audit Committee shall prepare an annual committee report for inclusion where necessary in the proxy statement of the Company relating to its annual meeting of security holders.

Review of Other Financial Disclosures

9. Independent Auditor Review of Interim Financial Statements.  The Audit Committee shall direct the independent auditor to use its best efforts to perform all reviews of interim financial information prior to disclosure by the Company of such information and to discuss promptly with the Audit Committee and the Chief Financial Officer any matters identified in connection with the auditor’s review of interim financial information which are required to be discussed by applicable auditing standards. The Audit Committee shall direct management to advise the Audit Committee in the event that the Company proposes to disclose interim financial information prior to completion of the independent auditor’s review of interim financial information.

10. Earnings Release and Other Financial Information.  The Audit Committee shall discuss generally the types of information to be disclosed in the Company’s earnings press releases, as well as in financial information and earnings guidance provided to analysts, ratings agencies and others.

11. Quarterly Financial Statements.  The Audit Committee shall review with the Company’s management and independent auditor the Company’s quarterly financial statements, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

Controls and Procedures

12. Oversight.  The Audit Committee shall coordinate the Board’ oversight of the Company’s internal control over financial reporting, the Company’s disclosure controls and procedures and the Company’s code of conduct. The Audit Committee shall receive and review the reports of the CEO and CFO required by Rule 13a-14 of the Exchange Act.

13. Procedures for Complaints.  The Audit Committee shall establish procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters; and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

14. Related-Party Transactions.  The Audit Committee shall review all “related party transactions” (defined as transactions required to be disclosed pursuant to Item 404 of Regulation S-K) on an ongoing basis, and all such transactions must be approved by the Audit Committee, including, without limitation, all transactions between the Company or its subsidiaries on the one hand, and an “El.En. Affiliated Company” (as defined in the Company’s Certificate of Incorporation) on the other hand.

15. Internal Audit Function.  The Audit Committee shall coordinate the Board of Director’s oversight of the performance of the Company’s internal audit function.

16. Risk Management.  The Audit Committee shall discuss the Company’s policies with respect to risk assessment and risk management, including guidelines and policies to govern the process by which the Company’s exposure to risk is handled.

17. Evaluation of Financial Management.  The Audit Committee shall coordinate with the Compensation Committee the evaluation of the Company’s financial management personnel.

18. Additional Powers.  The Audit Committee shall have such other duties as may be delegated from time to time by the Board.

D.	Procedures and Administration

1. Meetings.  The Audit Committee shall meet as often as it deems necessary in order to perform its responsibilities. The Audit Committee may also act by unanimous written consent in lieu of a meeting. The Audit Committee shall periodically meet separately with: (i) the independent auditor; (ii) Company management and (iii) the Company’s internal auditors. The Audit Committee shall keep such records of its meetings as it shall deem appropriate.

2. Subcommittees.  The Audit Committee may form and delegate authority to one or more subcommittees, as it deems appropriate from time to time under the circumstances (including a subcommittee consisting of a single member). Any decision of a subcommittee to preapprove audit, review, attest or non-audit services shall be presented to the full Audit Committee at its next scheduled meeting.

3. Reports to Board.  The Audit Committee shall report regularly to the Board.

4. Charter.  At least annually, the Audit Committee shall review and reassess the adequacy of this Charter and recommend any proposed changes to the Board for approval.

5. Independent Advisors.  The Audit Committee is authorized, without further action by the Board, to engage such independent legal, accounting and other advisors as it deems necessary or appropriate to carry out its responsibilities. Such independent advisors may be the regular advisors to the Company. The Audit Committee is empowered, without further action by the Board, to cause the Company to pay the compensation of such advisors as established by the Audit Committee.

6. Investigations.  The Audit Committee shall have the authority to conduct or authorize investigations into any matters within the scope of its responsibilities as it shall deem appropriate, including the authority to request any officer, employee or advisor of the Company to meet with the Audit Committee or any advisors engaged by the Audit Committee.

7. Funding.  The Audit Committee is empowered, without further action by the Board, to cause the Company to pay the ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties.

8. Annual Self-Evaluation.  At least annually, the Audit Committee shall evaluate its own performance and report on such evaluation to the full Board.

1 ■
CYNOSURE, INC.
CLASS A PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 17, 2006
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
     By signing on the reverse side, you acknowledge that you have received notice of the Annual Meeting of Stockholders and the board of directors’ proxy statement for the Annual Meeting, you revoke all prior proxies, and you appoint Michael R. Davin and Timothy W. Baker, and each of them, your attorneys (also known as “proxy holders”), with full power of substitution, to (1) attend on your behalf the Annual Meeting of Stockholders of CYNOSURE, INC. to be held on Wednesday, May 17, 2006 at 10:00 a.m. at the offices of Wilmer Cutler Pickering Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109, and any adjournments of the meeting, and (2) vote all shares of Cynosure stock that you are entitled to vote and otherwise act on your behalf upon the following matters proposed by Cynosure, with all the powers you would possess if you were personally present. None of the following proposals is conditioned upon the approval of any other proposal.
(Continued and to be signed on the reverse side.)

COMMENTS:

■	14475 ■

ANNUAL MEETING OF STOCKHOLDERS OF
CYNOSURE, INC.
May 17, 2006
CLASS A

PROXY VOTING INSTRUCTIONS

MAIL — Date, sign and mail your proxy card in the envelope provided as soon as possible.
- OR -
TELEPHONE — Call toll-free 1-800-PROXIES
(1-800-776-9437) from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.
- OR -
INTERNET — Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.

COMPANY NUMBER
ACCOUNT NUMBER

You may enter your voting instructions at 1-800-PROXIES or www.voteproxy.com up until 11:59 PM Eastern Time the day before the cut-off or meeting date.
ê Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. ê

■
CYNOSURE’S BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE DIRECTOR NOMINEE AND A VOTE “FOR” PROPOSAL 3.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒
1.	To elect the following nominee for class I classified directors to serve for the next three years (except as marked below):

NOMINEES:
☐	FOR ALL NOMINEES	Thomas H. Robinson
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐

2.	[Class A Stockholder Are Not Eligible to Vote for Election of Class B Directors.]

		FOR	AGAINST	ABSTAIN
3.	To ratify the selection of Ernst & Young LLP as Cynosure's independent registered public accounting firm for the year ending December 31,2006.	☐	☐	☐

In their discretion, the proxy holders are authorized to vote upon other business, if any, that may properly come before the Annual Meeting and any adjournment of the meeting.

In their discretion, the proxy holders are authorized to vote upon other matters, if any, that may properly come before the Annual Meeting or any adjournments of the meeting. The proxy holders will vote your shares as you direct below. If you leave any matter on this proxy card blank, the proxy holders will vote your shares as recommended by our board of directors. Your attendance at the Annual Meeting or at any adjournment of the meeting will not, by itself, revoke this proxy unless you revoke the proxy in writing.

IF THIS PROXY IS PROPERLY EXECUTED, THE PROXY HOLDERS WILL VOTE THE PROXY IN ACCORDANCE WITH YOUR INSTRUCTIONS BELOW. UNLESS YOU INSTRUCT OTHERWISE, THE PROXY HOLDERS WILL VOTE "FOR" EACH OF THE DIRECTOR NOMINEES AND "FOR" PROPOSAL 3.

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, DATE AND SIGN THIS PROXY AND RETURN IT IN THE ACCOMPANYING ENVELOPE.

TO INCLUDE ANY COMMENTS, USE THE COMMENTS BOX ON THE REVERSE SIDE OF THIS CARD.

Signature of Stockholder	Date:	Signature of Stockholder	Date:

■	Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.	■

1 ■

CYNOSURE, INC.
CLASS B PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 17, 2006
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
     By signing on the reverse side, you acknowledge that you have received notice of the Annual Meeting of Stockholders and the board of directors’ proxy statement for the Annual Meeting, you revoke all prior proxies, and you appoint Michael R. Davin and Timothy W. Baker, and each of them, your attorneys (also known as “proxy holders”), with full power of substitution, to (1) attend on your behalf the Annual Meeting of Stockholders of CYNOSURE, INC. to be held on Wednesday, May 17, 2006 at 10:00 a.m. at the offices of Wilmer Cutler Pickering Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109, and any adjournments of the meeting, and (2) vote all shares of Cynosure stock that you are entitled to vote and otherwise act on your behalf upon the following matters proposed by Cynosure, with all the powers you would possess if you were personally present. None of the following proposals is conditioned upon the approval of any other proposal.
(Continued and to be signed on the reverse side.)
COMMENTS:

■	14475 ■

ANNUAL MEETING OF STOCKHOLDERS OF
CYNOSURE, INC.
May 17, 2006
CLASS B

PROXY VOTING INSTRUCTIONS

MAIL — Date, sign and mail your proxy card in the envelope provided as soon as possible.
- OR -
TELEPHONE — Call toll-free 1-800-PROXIES
(1-800-776-9437) from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.
- OR -
INTERNET — Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.

COMPANY NUMBER
ACCOUNT NUMBER

You may enter your voting instructions at 1-800-PROXIES or www.voteproxy.com up until 11:59 PM Eastern Time the day before the cut-off or meeting date.
ê Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. ê

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CYNOSURE’S BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE DIRECTOR NOMINEES AND A VOTE “FOR” PROPOSAL 3.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒
1. & 2.	To elect the following nominee for class I classified director to serve for the next three years and the following nominees for class B directors to serve for the next year (except as marked below):

NOMINEE: CLASS I
☐	FOR ALL NOMINEES	¡	Thomas H. Robinson	Class I
NOMINEE: CLASS B
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	¡ ¡	Ettore V. Biagioni Andrea Cangioli	Class B Class B
☐	FOR ALL EXCEPT (See Instructions below)	¡ ¡	Leonardo Masotti George J.Vojta	Class B Class B

INSTRUCTIONS	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:	●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.		☐

		FOR	AGAINST	ABSTAIN
3.	To ratify the selection of Ernst & Young LLP as Cynosure’s independent registered public accounting firm for the year ending December 31,2006.	☐	☐	☐

In their discretion, the proxy holders are authorized to vote upon other business, if any, that may properly come before the Annual Meeting and any adjournment of the meeting.

In their discretion, the proxy holders are authorized to vote upon other matters, if any, that may properly come before the Annual Meeting or any adjournments of the meeting. The proxy holders will vote your shares as you direct below. If you leave any matter on this proxy card blank, the proxy holders will vote your shares as recommended by our board of directors. Your attendance at the Annual Meeting or at any adjournment of the meeting will not, by itself, revoke this proxy unless you revoke the proxy in writing.

IF THIS PROXY IS PROPERLY EXECUTED, THE PROXY HOLDERS WILL VOTE THE PROXY IN ACCORDANCE WITH YOUR INSTRUCTIONS BELOW. UNLESS YOU INSTRUCT OTHERWISE, THE PROXY HOLDERS WILL VOTE “FOR” EACH OF THE DIRECTOR NOMINEES AND “FOR” PROPOSAL 3.

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, DATE AND SIGN THIS PROXY AND RETURN IT IN THE ACCOMPANYING ENVELOPE.

TO INCLUDE ANY COMMENTS, USE THE COMMENTS BOX ON THE REVERSE SIDE OF THIS CARD.

Signature of Stockholder	Date:	Signature of Stockholder	Date:

■	Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.	■